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                   POLICY MANAGEMENT SYSTEMS CORPORATION

                               EXHIBIT INDEX


Exhibit
Number

10.  MATERIAL CONTRACTS

     A. Stock Option/Non-Compete Form Agreement for named executive officers together with schedule identifying particulars for each named executive officer (Filed herewith).